Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Background of the Acquisition

As used in this Current Report on Form 8-K/A, the terms the “Company,” “we,” “us,” and “our” refer to the combined enterprises of xG Technology, Inc., a Delaware corporation (“xG”), and Integrated Microwave Technologies, LLC (“IMT”), a Delaware LLC, after giving effect to the acquisition (defined below) and the related transactions described herein.

As previously reported in the Current Report on Form 8-K filed by xG with the Securities and Exchange Commission (the “SEC”) on February 3, 2016, on January 29, 2016, xG completed its acquisition of IMT, pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”). Pursuant to the terms of the Asset Purchase Agreement, we acquired substantially all of the assets and liabilities that constitute the business of IMT in connection with, necessary for or material to IMT’s business of designing, manufacturing and supplying of Coded Orthogonal Frequency Division Multiplexing (COFDM) microwave transmitters and receivers serving the broadcast, sports and entertainment, military, aerospace and government markets.

Basis of Presentation

The accompanying Unaudited Pro Forma Combined Balance Sheet, or the pro forma balance sheet, as of December 31, 2015 and the Unaudited Pro Forma Combined Statement of Operations, or the pro forma statements of operations, for the year ended December 31, 2015 combine the historical financial information of xG and IMT and are adjusted on a pro forma basis to give effect to the acquisition as described in the notes to the unaudited pro forma condensed combined financial statements. The pro forma balance sheet reflects the acquisition, which was completed on January 29, 2016, as if it had been consummated on December 31, 2015, and the pro forma statement of operations for the year ended December 31, 2015 reflects the acquisition as if it had been consummated on January 1, 2015. The unaudited combined pro forma financial statements should be read in conjunction with the historical financial statements of IMT included elsewhere in this Form 8-K. The historical financial statements of xG as of and for the year ended December 31, 2015 are unaudited and are based on management's internal financial reports. The Company intends on filing an amendment to this Form 8-K/A following the filing of its December 31, 2015 Form 10-K to reflect the audited historical financial statements in the unaudited combined pro forma financial statements.

The following unaudited pro forma condensed combined financial statements give effect to the merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Topic 805, Business Combinations (“ASC 805”). The pro forma financial statements are provided for illustrative purposes only and are not intended to represent, and are not necessarily indicative of, what the operating results or financial position of the Company would have been had the acquisition been completed on the dates indicated, nor are they necessarily indicative of the Company’s future operating results or financial position. The pro forma financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the Company may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not include non-recurring charges or credits which result directly from the transactions. Differences between estimates used in the purchase price allocation included here within this unaudited pro forma financial information and the final purchase price allocation amounts will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results of xG and IMT. These unaudited pro forma condensed combined financial statements do not give effect to anticipated synergies, integration costs or nonrecurring transaction costs which result directly from the acquisition. The unaudited pro forma condensed combined financial statements also do not contemplate any additional debt that xG may elect to incur in the future, which could result in interest expense that is different from what is reflected in these unaudited pro forma condensed combined financial statements. Further, because the tax rate used for these unaudited pro forma condensed combined financial statements is an estimated statutory tax rate, it will likely vary from the actual effective rate in periods subsequent to completion of the transactions, and no adjustment has been made to the unaudited pro forma condensed combined financial information as it relates to limitations on the ability to utilize deferred tax assets, such as those related to net operating losses and tax credit carryforwards, as a result of the transaction.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

xG TECHNOLOGY, INC.

PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2015

(IN THOUSANDS EXCEPT PER SHARE DATA)

	Historical	Historical	Pro-Forma		Pro-Forma
	xG Technology	IMT	Adjustments	Notes	Combined
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
ASSETS
Current Assets
Cash	$368	$967	(110)	(D)	$1,225
Accounts receivable, net of allowance of $87 ($156 from related party)	641	424			1,065
Inventories	2,855	2,591			5,446
Prepaid expenses and other current assets	15	57			72
Total current assets	3,879	4,039			7,808
Property and equipment, net	792	138			930
Intangible assets, net	11,903	-	490	(A)	12,393
Total assets	$16,574	$4,177			$21,131
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$1,196	$211			$1,407
Accrued expenses	252	334			586
Acrrued interest	137	-			137
Due to related parties	324	-			324
Deferred revenue ($13 from related party)	149	-			149
Deferred rent	-	180			180
Customer deposits	-	154			154
Notes payable	-	-	1,500	(B)	1,500
Convertible notes payable	781	-			781
Obligation under capital leases	54	-			54
Derivative liabilities	1,284	-			1,284
Total current liabilities	4,177	879			6,556
Long-term obligation under capital leases	106	-			106
Notes payable, less current portion	-	-	1,500	(B)	1,500
Convertible notes payable	2,000	-			2,000
Total liabilites	6,283	879			10,162
Commitments and contingencies
Series A convertible preferred stock – $0.00001 par value per share:
3,000,000 shares designated at December 31, 2015; 0 issued and outstanding as of December 31, 2015 (liquidation preference of $0 at December 31, 2015)
Total convertible preferred stock	-	-			-
Stockholders' equity (deficit)	-	-			-
Preferred stock – $0.00001 par value per share: 10,000,000 shares authorized as of December 31, 2015; none issued or outstanding as of December 31, 2015	-	-			-
Common stock, – $0.00001 par value, 100,000,000 shares authorized, 20,227,701 shares issued and 20,227,472 outstanding as of December 31, 2015	-	-			-
Member’s equity	-	3,298	(3,298)	(C)	-
Additional paid in capital	198,710	-			198,710
Accumulated deficit	(188,397)	-	(110)	(D)	(187,719)
			788	(E)
Treasury stock, at cost – 229 shares at December 31, 2015	(22)	-			(22)
Total stockholders' equity	10,291	3,298			10,969
Total liabilities and stockholders' equity	$16,574	$4,177			$21,131

xG TECHNOLOGY, INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2015

(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	Historical	Historical	Pro-Forma		Pro-Forma
	xG Technology	IMT	Adjustments	Notes	Combined
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Revenue	$932	$7,228			$8,160
Cost of Revenue and operating expenses
Cost of components and personnel	510	3,437			3,947
Inventory valuation adjustments	861	2,968			3,829
General and administrative expenses	6,259	3,601			9,860
Research and development	4,658	781			5,439
Stock based compensation	1,584	-			1,584
Impairment charge	2,092	-			2,092
Amortization and depreciation	4,829	139	52	(F)	5,020
Total cost of revenue and operating expenses	(20,793)	(10,926)			(31,771)
Loss from operations	(19,861)	(3,698)			(23,611)
Other income (expenses)
Changes in fair value of derivative liabilities	2,559	-			2,559
Other expense	(26)	-
Interest expense	(529)	-			(529)
Total other income	2,004	-			2,030
Net loss	$(17,857)	$(3,698)			$(21,581)
Dividends and deemed dividends	(3,079)	-			(3,079)
Net loss attributable to common shareholders	$(20,936)	$(3,698)			$(24,660)
Basic and diluted net loss per share	(2.76)				(3.25)
Weighted average number of shares outstanding basic and diluted	7,599				7,599

xG TECHNOLOGY, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

1. Description of Transaction

Acquisition of Integrated Microwave Technologies, LLC

On January 29, 2016, xG Technology, Inc. (“xG”) completed the acquisition of certain assets and liabilities that constitute the business of Integrated Microwave Technologies, LLC, a Delaware limited liability company (‘‘IMT’’), pursuant to an asset purchase agreement by and between the Company and IMT (the ‘‘Asset Purchase Agreement’’). Pursuant to the terms of the Asset Purchase Agreement, the Company acquired substantially all of the assets and liabilities of IMT in connection with, necessary for or material to IMT’s business of designing, manufacturing and supplying of Coded Orthogonal Frequency Division Multiplexing (COFDM) microwave transmitters and receivers serving the broadcast, sports and entertainment, military, aerospace and government markets (the ‘‘Transaction’’). The purchase price for the Transaction was $3,000,000, which was paid through: (i) the issuance of a promissory note in the principal amount of $1,500,000 due March 31, 2016 (the ‘‘Initial Payment Note’’); and (ii) the issuance of a promissory note in the principal amount of $1,500,000 due July 29, 2017 (the ‘‘Deferred Payment Note’’). xG has yet to make its required $1.5 million payment and is currently in negotiations to modify the repayment terms.

2. Purchase Consideration and Preliminary Purchase Price Allocation

An estimate of the acquisition consideration paid to the IMT member assuming the acquisition was completed on December 31, 2015 is presented below:

Fair value of total consideration transferred	$3,000,000

The fair value of the purchase consideration issued to the sellers of IMT was allocated to the preliminary fair value of the net tangible assets acquired and to the separately identifiable intangibles. The excess of the aggregate fair value of the net tangible assets and identified intangible assets has been treated as a gain on bargain purchase in accordance with ASC 805.

Purchase Consideration

Value of consideration paid:	$3,000,000

Tangible assets acquired and liabilities assumed at fair value
Cash	$967,000
Accounts receivable	424,000
Inventories	2,591,000
Property and equipment	138,000
Prepaid expenses	57,000
Accounts payable and deferred revenue	(365,000)
Deferred rent	(180,000)
Accrued expenses	(334,000)
Net tangible assets acquired	$3,298,000

Consideration:
Net tangible assets acquired	$3,298,000
Value of cash to be paid	3,000,000
Excess net assets acquired	298,000

Identifiable intangible assets
Trade names and technology	320,000
Customer relationships	170,000
Total Identifiable Intangible Assets	490,000
Total gain on bargain purchase	$788,000

3. Pro Forma Adjustments

Pro forma adjustments reflect those matters that are direct result of the acquisition with IMT, which are factually supportable and, for pro forma adjustments to the unaudited pro forma statements of operations, are expected to have continuing impact. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained.

Unaudited Pro Forma Condensed Combined Balance Sheet

A)	Represents fair value of identified intangible assets which consists of Trade Name - IMT, Trade Name - Nucomm, Technology and Customer Relationship with estimated useful lives of 15, 15, 6 and 10 years, respectively.

B)	Represents the $1.5 million note payable that was issued as consideration for the acquisition.

C)	Represents the IMT member’s equity that is extinguished in the acquisition.

D)	Represents estimated costs associated with the completion of the acquisition.

E)	Represents the preliminary gain bargain purchase resulting from the acquisition.

Unaudited Pro Forma Condensed Combined Statements of Operations

F)	Represents one year of amortization expense of the identified intangible assets acquired.